Exhibit 10.15

IDAHO POWER COMPANY

SECURITY PLAN FOR
SENIOR MANAGEMENT EMPLOYEES I

Amended and Restated

Effective December 31, 2004

TABLE OF CONTENTS

ARTICLE I PURPOSE; EFFECTIVE DATE		1
ARTICLE II DEFINITIONS		2
2.1	Actuarial Equivalent	2
2.2	Administrative Committee	2
2.3	Affiliate	2
2.4	Beneficiary	3
2.5	Board	3
2.6	Change in Control	3
2.7	Change in Control Period	4
2.8	Company	4
2.9	Compensation Committee	4
2.1	Compensation	4
2.11	Disability	5
2.12	Early Retirement Date	5
2.13	Employer	5
2.14	Final Average Monthly Compensation	5
2.15	Frozen Retirement Benefit	6
2.16	Frozen Survivor Benefit	6
2.17	Normal Form of Benefit	7
2.18	Normal Retirement Assumed Years of Participation	7
2.19	Normal Retirement Date	8
2.2	Participant	8
2.21	Plan Year	8
2.22	Retirement	8
2.23	Retirement Plan	8
2.24	Security Plan Retirement Benefit	8
2.25	Target Retirement Percentage	8
2.26	Termination Date	9
2.27	Years of Participation	9
ARTICLE III PARTICIPATION AND VESTING		10
3.1	Eligibility and Participation	10
3.2	Vesting	10
3.3	Change in Employment Status	10
3.4	Non-Participating Affiliate	10
ARTICLE IV BENEFIT ELECTION		11
4.1	Benefit Election	11
4.2	Commencement of Benefits	11
ARTICLE V SURVIVOR BENEFITS		12
5.1	Pre-retirement Survivor Benefits	12
5.2	Post-termination Survivor Benefit	13
5.3	Survivor Benefit Election for Participants Prior to December 1, 1994.	13
5.4	Suicide	14
ARTICLE VI SECURITY PLAN RETIREMENT BENEFITS
6.1	Normal Retirement Benefit	15
6.2	Early Retirement Benefit	15
6.3	Early Retirement Factor	15
6.4	Early Termination Benefits	17
6.5	Termination After Change in Control	17
6.6	Form of Payment	18
ARTICLE VII OTHER RETIREMENT PROVISIONS		19
7.1	Disability	19
7.2	Withholding Payroll Taxes	19
7.3	Payment to Guardian	19
7.4	Accelerated Distribution	19
ARTICLE VIII BENEFICIARY DESIGNATION		21
8.1	Beneficiary Designation for Participant Not Eligible for Frozen Survivor Benefit	21
8.2	Beneficiary Designation for Participant Eligible for Frozen Survivor Benefit	22
8.3	Beneficiary Designation at Commencement of Benefits	23
8.4	Effect of Payment	24
ARTICLE IX ADMINISTRATION		25
9.1	Administrative Committee Duties	25
9.2	Indemnity of Administrative Committee	25
ARTICLE X CLAIMS PROCEDURE		27
10.1	Claim	27
10.2	Denial of Claim	27
10.3	Review of Claim	27
10.4	Final Decision	27
ARTICLE XI TERMINATION, SUSPENSION OR AMENDMENT		29
11.1	Termination, Suspension or Amendment of Plan	29
11.2	Change in Control	29
ARTICLE XII MISCELLANEOUS		30
12.1	Unfunded Plan	30
12.2	Unsecured General Creditor	30
12.3	Trust Fund	30
12.4	Nonassignability	31
12.5	Not a Contract of Employment	31
12.6	Governing Law	31
12.7	Validity	32
12.8	Notice	32
12.9	Successors	32

IDAHO POWER COMPANY
SECURITY PLAN FOR SENIOR MANAGEMENT EMPLOYEES I
AMENDED AND RESTATED
EFFECTIVE DECEMBER 31, 2004

ARTICLE I
PURPOSE; EFFECTIVE DATE

The purpose of this Security Plan for Senior Management Employees I (the "Plan") is to provide supplemental retirement benefits for certain key employees of Idaho Power Company, its subsidiaries and affiliates.  It is intended that the Plan will aid in attracting individuals of exceptional ability and retain those critical to the operation of the Company by providing them with these benefits.  The effective date of this restatement shall be December 31, 2004.

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ARTICLE II
DEFINITIONS

As used in this Plan, the following terms shall be defined as stated in this Article, as interpreted by the Administrative Committee pursuant to its authority granted by Section 9.1 of this Plan.

2.1       Actuarial Equivalent.  "Actuarial Equivalent" shall mean equivalence in value between two (2) or more forms and/or times of payment based on a determination by an actuary chosen by the Company using generally accepted actuarial assumptions, methods and factors as used in the Retirement Plan which may be amended from time to time.

For purposes of Section 7.4, Actuarial Equivalent shall be calculated using the Pension Benefit Guaranty Immediate Rate as of the month preceding distribution plus 1% and the mortality table specified in the Retirement Plan which may be amended from time to time.

2.2       Administrative Committee.  "Administrative Committee" shall mean the Administrative Committee appointed by the Compensation Committee pursuant to Section 9.1 hereof to administer the Plan.

2.3       Affiliate. "Affiliate" shall mean a business entity that is affiliated in ownership with the Company or an Employer and is recognized as an Affiliate by the Company for the purposes of this Plan.

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2.4       Beneficiary.  "Beneficiary" shall mean the person, persons or entity designated by the Participant pursuant to Article VIII to receive any benefits payable under the Plan.  Each such designation shall be made in a written instrument filed with the Administrative Committee and shall become effective only when received, accepted and acknowledged in writing by the Administrative Committee or its designee.

2.5       Board.  "Board" shall mean the Board of Directors of the Company.

2.6       Change in Control.  "Change in Control" shall mean any of the following events:

(a)        any person, or more than one person acting as a group, acquires ownership of stock of IDACORP, Inc. that, together with all other stock held by such person or persons, constitutes more than 50% of the total fair market value or total voting power of the stock of IDACORP, Inc.

(b)        any person, or more than one person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) ownership of thirty-five percent (35%) or more of the voting stock of IDACORP, Inc.

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(c)        any person, or more than one person acting as a group, other than an Affiliate of IDACORP (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934), acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from IDACORP, Inc. that have a total fair market value equal to or more than forty percent (40%) of the total gross fair market value of all the assets of the corporation immediately prior to such acquisition or acquisitions.  (For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets).

(d)        a majority of members of the Board of Directors of IDACORP, Inc. is replaced during any twelve (12) month period, such that, individuals who at the beginning of such period constitute the Board of IDACORP, Inc. cease for any reason to constitute a majority thereof, unless the appointment or election of each new director was endorsed by a majority of the directors in office prior to such appointment or election.

(e)        any event described in (a) through (d) above occurs with respect to the Company, except that IDACORP, Inc. and its Affiliates shall not be considered persons for purposes of determining whether there has been a change in control.

2.7       Change in Control Period.  "Change in Control Period" shall mean the period beginning with a Change in Control as defined in Section 2.6 and ending with the earlier of: (i) Termination Date of the Change in Control as determined by the Compensation Committee or (ii) 24 months following the consummation of a Change in Control.

2.8       Company.  "Company" shall mean the Idaho Power Company, an Idaho corporation, its successors and assigns.

2.9       Compensation Committee.  "Compensation Committee" shall mean the Board committee assigned responsibility for administering executive compensation.

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2.10     Compensation.  "Compensation" shall mean the base salary and annual bonus (not to exceed one (1) times base salary for the year in which the bonus was paid) paid to a Participant and considered to be "wages" for purposes of federal income tax withholding.  Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to any plan sponsored by the Employer which permits deferral of current compensation. Compensation does not include long-term incentive compensation in any form, expense reimbursements, or any form of non-cash compensation or benefits.

2.11     Disability.  "Disability" shall mean that a Participant is eligible to receive benefits under the Long-Term Disability Program maintained by the Employer.

2.12     Early Retirement Date.  "Early Retirement Date" shall mean a Participant's Termination Date, if such termination occurs on or after such Participant's:

(i)                  attainment of age fifty-five (55); or

(ii)                completion of thirty (30) years of Credited Service under the Retirement Plan but prior to Participant's Normal Retirement Date.

2.13     Employer.  "Employer" shall mean the Company and any business affiliated with the Company that employs persons who are approved by the Board or the Administrative Committee for participation in this Plan.

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2.14     Final Average Monthly Compensation.  "Final Average Monthly Compensation" shall mean the Compensation received by the Participant during any sixty (60) consecutive months (during the last ten (10) years of employment) for which the Participant's compensation was the highest divided by sixty (60).  In determining Final Average Monthly Compensation, annual bonuses shall be allocated equally to the months in which they were paid. Final Average Monthly Compensation shall not include any Compensation payable to a Participant pursuant to a written severance agreement with the Employer.  Notwithstanding the foregoing, because the benefits payable under this Plan are frozen as of December 31, 2004, Compensation paid after that date shall not be taken into account.

2.15     Frozen Retirement Benefit.  "Frozen Retirement Benefit" shall mean the benefit accrued as of November 30, 1994, under the Idaho Power Company Security Plan for Senior Management Employees as amended and restated May 1, 1990.  The Frozen Retirement Benefit shall be calculated using compensation through November 30, 1994, and actual age at commencement of benefits.  All Participants are 100% vested in their Frozen Retirement Benefit as of November 30, 1994.  The Frozen Retirement Benefit shall be paid in the form and manner set forth in this Plan prior to the November 30, 1994 amendment including the early retirement reduction factors in effect under the May 1, 1990 restatement.  The Frozen Retirement Benefit shall include the Participant's salary reduction with interest as provided in Section 5.5 of the Idaho Power Company Security Plan for Senior Management Employees as amended and restated May 1, 1990.  In addition, the Frozen Retirement Benefit shall also include any benefit payable from the Idaho Power Company Supplemental Employee Retirement Plan (SERP) before August 1, 1996 Restatement.  The Participant's age, service and compensation at August 1, 1996, shall be used in determining this additional Frozen Retirement Benefit from the SERP.  Effective November 30, 1994, there shall be no additional employee contributions or salary reductions under this Plan. The Frozen Retirement Benefit accrued shall not be reduced due to the failure to complete salary reductions for the final benefit class if such failure resulted from removing the salary reduction requirement from the Plan effective November 30, 1994.

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2.16     Frozen Survivor Benefit.  "Frozen Survivor Benefit" shall mean the survivor benefit accrued as of November 30, 1994, under Article IV of the Idaho Power Company Security Plan for Senior Management Employees as amended and restated May 1, 1990.  The Frozen Survivor Benefit shall be calculated using compensation through November 30, 1994.  All Participants are 100% vested in their Frozen Survivor Benefit as of November 30, 1994.  The Frozen Survivor Benefit shall be paid in the form and manner set forth in this Plan prior to the November 30, 1994 amendment.  The Frozen Survivor Benefit shall include the Participant's salary reduction with interest as provided in Section 5.5 of the Idaho Power Company Security Plan for Senior Management Employees as amended and restated May 1, 1990.  Effective November 30, 1994, there shall be no additional employee contributions or salary reductions under this Plan.  In addition, the Frozen Survivor Benefit shall also include any benefit payable from the Idaho Power Company Supplemental Employee Retirement Plan (SERP) before August 1, 1996 Restatement.  The Participant's age, service and compensation at termination shall be used in determining this additional Frozen Survivor Benefit from the SERP.  The Frozen Survivor Benefit accrued shall not be reduced due to the failure to complete salary reductions for the final benefit class if such failure resulted from removing the salary reduction requirement from the Plan effective November 30, 1994.

2.17     Normal Form of Benefit.  "Normal Form of Benefit" shall mean the normal form of monthly retirement benefit provided under Section 3.01 of the Retirement Plan.

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2.18     Normal Retirement Assumed Years of Participation.  "Normal Retirement Assumed Years of Participation" shall be twelve (12) month periods, and portions thereof, which shall begin on the earlier of the date an individual, who has been designated by the Employer, is approved by the Administrative Committee, pursuant to Section 3.1, or the date designated by the Administrative Committee, and shall end on the date the Participant would attain age sixty-two (62).

2.19     Normal Retirement Date.  "Normal Retirement Date" shall mean a Participant's Termination Date if the termination occurs on or after the date the Participant attains age sixty-two (62).

2.20     Participant.  "Participant" shall mean any individual who is participating in or has participated in this Plan as provided in Article III.

2.21     Plan Year.  "Plan Year" shall mean the calendar year effective November 30, 1994.

2.22     Retirement.  "Retirement" shall mean termination of a Participant's employment with the Employer at the Participant's Early Retirement Date or Normal Retirement Date, as applicable.

2.23     Retirement Plan.  "Retirement Plan" shall mean The Retirement Plan of Idaho Power Company as may be amended from time to time.

2.24     Security Plan Retirement Benefit.  "Security Plan Retirement Benefit" shall mean the benefit determined under Article VI of this Plan.

2.25     Target Retirement Percentage.  "Target Retirement Percentage" shall equal six percent (6%) for each of the first ten (10) Years of Participation plus an additional one percent (1%) for each Year of Participation, exceeding ten (10). The maximum Target Retirement Percentage shall be seventy-five percent (75%).

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2.26     Termination Date.  "Termination Date" shall mean the actual date a Participant's employment with the Employer terminates by resignation, discharge, death, Retirement or by any other method.

2.27     Years of Participation.  "Years of Participation" shall be twelve (12) month periods, and portions thereof, which shall begin on the earlier of the date an individual, who has been designated by the Employer, is approved by the Administrative Committee, pursuant to Section 3.1, or the date designated by the Administrative Committee, and shall end on the earliest of a Participant's Termination Date, the date the Participant experiences a change in status, as provided in Sections 3.3 and 3.4, or December 31, 2004.  Partial Years of Participation, if any, shall be used in determining benefits under this Plan.

PAGE 9-SECURITY PLAN FOR SENIOR MANAGEMENT EMPLOYEES

ARTICLE III

PARTICIPATION AND VESTING

3.1       Eligibility.  Eligibility to participate in this Plan is limited to those key employees of the Employer who are designated, from time to time, by the Employer subject to approval of the Administrative Committee.

3.2       Vesting.  A Participant shall be one hundred percent (100%) immediately vested.

3.3       Change in Employment Status.  If the Employer determines that a Participant's employment performance or classification is no longer at a level which deserves participation in this Plan, but does not terminate the Participant's employment with the Employer, participation herein and eligibility to receive benefits hereunder shall be limited to the Participant's accrued benefit as of the date of the change in employment status.  In such an event, the benefits payable to the Participant shall be based solely on the Participant's Years of Participation and Final Average Monthly Compensation as of such date. The benefit shall be calculated under the early retirement provisions pursuant to Sections 6.2 and 6.3(a), with commencement of benefit not earlier than the later of the Termination Date or the Participant's Early Retirement Date.

3.4       Non-Participating Affiliate.  A Participant, who subsequently is transferred to an affiliated company that does not provide for participation in this Plan, may be allowed to continue participation under the Plan subject to the approval of the Administrative Committee.  A Participant who is not allowed to continue participation in this Plan will not have benefits determined nor receive benefits under Article VI until his or her Termination Date.

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ARTICLE IV

BENEFIT ELECTION

4.1       Benefit Election.  Participants in this Plan prior to December 1, 1994 or, if the Participant is deceased, the Beneficiary of such Participant, must elect to receive in the 30-day period immediately prior to receipt of any benefits under this Plan, (a) the Frozen Benefit (the Frozen Retirement Benefit or Frozen Survivor Benefit); or (b) the benefit accrued under this Plan as in effect after November 30, 1994.

A Participant may at any time prior to death or commencing benefits elect pursuant to Section 5.3(b) that upon their death before commencing benefits, the Frozen Survivor Benefit be paid to the designated Beneficiaries.  This election may be revoked by the Participant at any time. This election requires spousal consent if the Participant is married.

4.2       Commencement of Benefits.  A Participant or a Beneficiary shall determine the date when benefits shall commence within the time authorized by the Plan.

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ARTICLE V

SURVIVOR BENEFITS

5.1       Pre-retirement Survivor Benefits.  If a Participant dies while employed by the Employer, the Employer shall pay a survivor benefit to such Participant's Beneficiary as follows:

(a)        Amount.  The pre-termination survivor benefit shall be equal to sixty-six and two-thirds percent (66 2/3%) of the retirement benefit calculated under Article VI assuming retirement occurred at the later of age sixty-two (62) or date of death.  Final Average Monthly Compensation shall be determined as of the date of the Participant's death.  For purposes of this section (a), the Retirement Plan benefit shall be the vested accrued benefit determined as of December 31, 2004.

(b)        Payment.  If the Participant is married on the date of death, the benefits shall be paid to the spouse of the Participant for the life of the spouse beginning on the first day of the month coincident with or following the date of death.  If the spouse's date of birth is more than ten (10) years after the Participant's date of birth, the monthly benefit shall be reduced using the Actuarial Equivalent factors to reflect the number of years over ten (10) the spouse is younger than the Participant.  If the Participant is unmarried on the date of death, the benefit shall be paid to the Participant's Beneficiary in a lump sum that is the Actuarial Equivalent of the value of a death benefit payable to an assumed spouse the same age as the Participant.

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5.2       Post-termination Survivor Benefit.

(a)        Death Prior to Commencement of Benefits.  If a Participant dies prior to commencement of benefits but after reaching a Termination Date:

(i)         Amount.  The amount of the post-termination survivor benefit shall be equal to sixty-six and two thirds percent (66 2/3%) of the retirement benefit payable to the Participant.

(ii)        Payment.  If the Participant is married on the date of death, the benefits shall be paid to the spouse of the Participant for the life of the spouse beginning on the first day of the month coincident with or following the date of death.  If the spouse's date of birth is more than ten (10) years after the Participant's date of birth, the monthly benefit shall be reduced using Actuarial Equivalent factors to reflect the number of years over ten (10) the spouse is younger than the Participant.  If the Participant is unmarried on the date of death, the benefit shall be paid to the Participant's Beneficiary in a lump sum that is the Actuarial Equivalent of the value of a death benefit payable to an assumed spouse the same age as the Participant.

(b)        Death After Commencement of Benefits.  If a Participant dies after commencement of benefits, a survivor benefit will be paid only if, and to the extent provided for, under the form of benefit elected by the Participant pursuant to Sections 6.6.

5.3       Survivor Benefit Election for Participants Prior to December 1, 1994.

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(a)        Death Prior to Commencing Benefits and Making Frozen Survivor Benefit Election.  As described in Section 4.1, if a Participant who participated in this Plan prior to December 1, 1994 dies prior to commencing benefits, the Beneficiary of the Participant must elect to receive (a) the Frozen Survivor Benefit; or (b) the benefit accrued under Section 5.1 of this plan as in effect after November 30, 1994.  If the Participant was unmarried at the time of the Participant's death and more than one primary Beneficiary has been designated, the Beneficiaries shall be deemed to have elected the benefit of highest value based on the Actuarial Equivalent basis specified in Section 2.1 of this Plan.

(b)        Election of Frozen Survivor Benefit Prior to Commencing Benefits.  A Participant may at any time prior to commencing benefits elect that, upon their death before commencing benefits, the Frozen Survivor Benefit be paid to the designated Beneficiary(ies).  This election, including the Beneficiary(ies) designation, requires spousal consent if married.  This election may be revoked by the Participant at any time.  If this election is made and the Participant dies before commencing benefits, the Frozen Survivor Benefit shall be paid to the Beneficiary(ies) in lieu of the survivor benefits described in Sections 5.1 and 5.2.

5.4       Suicide.  In the event a Participant commits suicide within one (1) year of initially entering this Plan, no benefits shall be payable hereunder to the Participant's Beneficiaries.

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ARTICLE VI

SECURITY PLAN RETIREMENT BENEFITS

6.1       Normal Retirement Benefit.  If a Participant's employment with the Employer terminates at a Normal Retirement Date, the Employer shall pay to the Participant a monthly Security Plan Retirement Benefit beginning the first day of the month following the Normal Retirement Date.  Payment of this benefit cannot be deferred.  The monthly Security Plan Retirement Benefit shall equal the Target Retirement Percentage multiplied by the Participant's Final Average Monthly Compensation, less the amount of the Participant's vested accrued retirement benefit as of December 31, 2004 under the Retirement Plan Normal Form of Benefit regardless of the form actually selected by the Participant under the Retirement Plan.

6.2       Early Retirement Benefit.  If a Participant's employment with the Employer terminates at an Early Retirement Date, the Employer shall pay to the Participant a monthly Security Plan Retirement Benefit beginning the first day of the month following the Early Retirement Date. Payment of this benefit cannot be deferred. The monthly Security Plan Retirement Benefit shall be equal to the Target Retirement Percentage, multiplied by the Early Retirement Factor and by the Participant's Final Average Monthly Compensation, less the amount of the Participant's vested accrued retirement benefit as of December 31, 2004 under the Retirement Plan Normal Form of Benefit payable at the Participant's Early Retirement Date.

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6.3       Early Retirement Factor. If a Participant's employment with an Employer terminates before the Participant's Normal Retirement Date, the Target Retirement Percentage shall be multiplied by one (1) of the following Early Retirement Factors.

(a)        If termination occurs with approval or if the Participant's employment with the Employer terminates within a Change in Control Period, the Early Retirement Factor shall be as described below:

Exact Age When	Early Retirement
Payments Begin	Factor

62	100%

61	96%

60	92%

59	87%

58	82%

57	77%

56	72%

55	67%

Early Retirement Factors will be prorated to reflect retirement based upon completed months rather than an exact age.

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(b)        If termination occurs without approval and the Participant has not terminated within a Change in Control Period, the Early Retirement Factor shall be the factor described in (a) above, times a fraction equal to the Participant's Years of Participation at termination divided by the Participant's Normal Retirement Assumed Years of Participation.

 (c)       Authorization to grant approval for early retirement is vested with the Compensation Committee for elected officers of the Employer and with the Chief Executive Officer of the Employer for non-officers.

6.4       Early Termination Benefits.  If a Participant's employment with the Employer terminates prior to his or her death, prior to his or her Early Retirement Date, and not within a Change in Control Period, the Employer shall pay to the Participant, commencing on the first day of the month following the Participant's fifty-fifth (55th) birthday, the Security Plan Retirement Benefit as determined under this section.

(a)        The Target Retirement Percentage shall be calculated based upon the Years of Participation and then multiplied by a fraction equal to the Participant's actual Years of Participation divided by the Participant's Normal Retirement Assumed Years of Participation.  The adjusted Target Retirement Percentage shall be multiplied by the factor described in Section 6.3(a) for each month between the Participant's benefits commencement date (age 55) and age sixty-two (62).

(b)        The Early Termination Benefit shall be offset by the Retirement Plan Normal Form of Benefit , determined as of December 31, 2004 payable on the date of benefit commencement (age 55) regardless of service.

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6.5       Termination After Change in Control.  If a Participant's employment terminates within the Change in Control Period prior to his or her Normal Retirement Date, the Participant shall receive, beginning on the later of the attainment of age fifty-five (55) or the Participant's actual termination date, the Early Retirement Benefit calculated with the Early Retirement Factors set forth in 6.3(a).

6.6       Form of Payment.  The Security Plan Retirement Benefit shall be paid as a single life annuity for the lifetime of the Participant.

                        (a)        The Participant may also elect to receive Actuarial Equivalent payments in one of the forms of benefit listed below:

(i)         A joint and survivor annuity with payments continued to the surviving spouse at an amount equal to two-thirds (2/3) of the Participant's benefit.

(ii)        A joint and survivor annuity with payments continued to the surviving spouse at an amount equal to the Participant's benefit.

(iii)                  A single life annuity, if the Participant had previously elected one of the joint and survivor annuity options listed above.

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ARTICLE VII

OTHER RETIREMENT PROVISIONS

7.1       Disability.  During a period of Disability, a Participant will continue to accrue Years of Participation, and Compensation shall be credited to a Participant who is receiving Disability benefits at the full time equivalent rate of pay that was being earned immediately prior to becoming disabled.

7.2       Withholding Payroll Taxes.  The Employer shall withhold from payments made hereunder any taxes required to be withheld from a Participant's wages under federal, state or local law.

7.3       Payment to Guardian.  If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Administrative Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of the minor, incompetent or incapable person.  The Administrative Committee may require proof of incompetence, minority, incapacity or guardianship, as it may deem appropriate, prior to distribution of the Plan benefit.  The distribution shall completely discharge the Administrative Committee and the Employer from all liability with respect to such benefit.

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7.4       Accelerated Distribution.  Notwithstanding any other provision of the Plan, a Participant shall be entitled to receive, upon written request to the Administrative Committee, a lump sum distribution equal to ninety percent (90%) of the Actuarial Equivalent accrued Security Plan Retirement Benefit, as of the date thirty (30) days after notice is given to the Administrative Committee.  The remaining balance of ten percent (10%) shall be forfeited by the Participant.  The amount payable under this section shall be paid in a lump sum with ten (10) days following the thirty (30) day period outlined above.  If a Participant requests and obtains an accelerated distribution under this Section 7.4 and remains employed by the Employer, participation will cease and there will be no future benefit accruals under this Plan.  Following the death of a Participant, the Beneficiary may, at any time, request an accelerated distribution under this section.  If the deceased Participant named multiple Beneficiaries, then all named Beneficiaries must consent to and request an accelerated distribution.  The benefit payable to the Beneficiary shall be equal to ninety percent (90%) of the Actuarial Equivalent of the Security Plan Retirement Benefit payable to the Beneficiary.  Payment of an accelerated distribution pursuant to this Section 7.4 shall completely discharge the Employer's obligation to the Participant and any Beneficiaries under this Plan. Distribution of the Frozen Retirement Benefit and the Frozen Survivor Benefit may not be accelerated.

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ARTICLE VIII

BENEFICIARY DESIGNATION

8.1       Beneficiary Designation for Participant Not Eligible for Frozen Survivor Benefit.  If the Participant is married, the Beneficiary shall be the Participant's spouse.  Each unmarried Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries (both primary as well as contingent) to whom payment under this Plan shall be made in the event of the Participant's death prior to the discharge of the Employer's obligation under this plan.

Any Beneficiary designation may be changed by a Participant by the filing of a written form prescribed by the Administrative Committee.  The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.  Any finalized divorce or marriage (other than common law) of a Participant subsequent to the date of filing of a Beneficiary designation form shall automatically revoke the prior designation.  If a Participant fails to designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by marriage or divorce, without execution of a new designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then Participant's designated Beneficiary shall be deemed to be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

(a)        the Participant's surviving spouse;

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(b)        the Participant's children, except that if any of the children predecease the Participant but leave issue surviving, the issue shall take by right of representation;

(c)        the Participant's personal representative (executor or administrator).

8.2       Beneficiary Designation for Participant Eligible for Frozen

Survivor Benefit.

(a)        Frozen Survivor Benefit Elected.  If the Participant elects the Frozen Survivor Benefit pursuant to Section 5.3(b), the Participant shall designate any person or persons as Beneficiary or Beneficiaries (both primary as well as contingent) to whom payment of the Frozen Survivor Benefit shall be made in the event of the Participant's death prior to commencement of benefits under this Plan.  If the Participant is married, designation of a Beneficiary other than the spouse shall require spousal consent.  Any future change in Beneficiary shall also require spousal consent.

(b)        Frozen Survivor Benefit Not Elected by Married Participant.  If the Participant does not elect the Frozen Survivor Benefit pursuant to Section 5.3(b) and the Participant is married, the Participant's spouse shall be the Beneficiary to whom payment of the Frozen Survivor Benefit shall be made in the event of the Participant's death prior to the commencement of benefits under the Plan.

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(c)        Frozen Survivor Benefit Not Elected by Unmarried Participant.  If the Participant does not elect the Frozen Survivor Benefit pursuant to Section 5.3(b) and the Participant is unmarried, the Participant shall designate any person or persons as Beneficiary(ies) (both primary as well as contingent) to whom payment of the Frozen Survivor Benefit shall be made in the event of the Participant's death prior to the commencement of benefits under this Plan.

Any Beneficiary designation may be changed by a Participant by filing a written form prescribed by the Administrative Committee.  The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.

Any finalized divorce or marriage (other than common law) of a Participant subsequent to the date of filing a Beneficiary designation form shall automatically revoke the prior designation unless the Frozen Survivor Benefit has been elected pursuant to Section 5.3(b) and a nonspouse beneficiary designated.  If a Participant fails to designate a Beneficiary as provided above, or if the Beneficiary designation is revoked by marriage or divorce, without execution of a new designation, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then Participant's designated Beneficiary shall be deemed to be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

(a)        the Participant's surviving spouse;

(b)        the Participant's children, except that if any of the children predecease the Participant but leave issue surviving, the issue shall take by right of representation;

(c)        the Participant's personal representative (executor or administrator).

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8.3       Beneficiary Designation at Commencement of Benefits.  Notwithstanding any Beneficiary designation made pursuant to Sections 8.1. and 8.2, a Participant who commences retirement benefits under Article VI shall:

(a)        If they elect the Frozen Retirement Benefit, designate a Beneficiary or Beneficiaries (primary as well as contingent) to whom any remainder of the payments shall be made in the event of their death prior to receiving 180 payments.

(b)        If they elect the benefit accrued under Article VI as in effect after November 30, 1994, the Beneficiary shall be the spouse pursuant to an election under Section 6.6.  If no election has been made under Section 6.6(b), no benefits are payable upon the Participant's death.

8.4       Effect of Payment.  The payment to the Beneficiary shall completely discharge Employer's obligations under this Plan.

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ARTICLE IX

ADMINISTRATION

9.1       Administrative Committee Duties.  This Plan shall be administered by an Administrative Committee, which shall be the Chief Executive Officer of the Company and the Fiduciary Committee approved by the Compensation Committee.  The Administrative Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.  A majority vote of the Administrative Committee members shall control any decision.

In the administration of this Plan, the Administrative Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may be counsel to the Employer.

Subject to Article X, the decision or action of the Administrative Committee in respect of any questions arising out of, or in connection with, the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

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9.2       Indemnity of Administrative Committee.  To the extent permitted by applicable law, the Employer shall indemnify, hold harmless and defend the Administrative Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, provided that the Administrative Committee was acting in accordance with the applicable standard of care.  The indemnity provisions set forth in this Article shall not be deemed to restrict or diminish in any way any other indemnity available to the Administrative Committee members in accordance with the Articles or By-laws of the Company.

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ARTICLE X

CLAIMS PROCEDURE

10.1     Claim  Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Administrative Committee who shall respond in writing as soon as practicable.

10.2     Denial of Claim.  If the claim or request is denied, the written notice of denial shall state:

(a)        the reason for denial, with specific reference to the Plan provisions where applicable on which the denial is based;

(b)        a description of any additional material or information required and an explanation of why it is necessary; and

(c)        an explanation of the Plan's claims review procedure.

10.3     Review of Claim.  Any person whose claim or request is denied or who has not received a response within thirty (30) days may request a review by notice given in writing to the Administrative Committee.  The claim or request shall be reviewed by the Administrative Committee who may, but shall not be required to, grant the claimant a hearing.  On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

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10.4     Final Decision.  The decision on review shall normally be made within sixty (60) days.  If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days.  The decision shall be in writing and shall state the reason and any relevant Plan provisions.  All decisions on review shall be final and bind all parties concerned.

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ARTICLE XI

TERMINATION, SUSPENSION OR AMENDMENT

11.1     Termination, Suspension or Amendment of Plan.  The Board may, in its sole discretion, terminate or suspend this Plan at any time or from time to time, in whole or in part.  The Compensation Committee may amend this Plan at any time or from time to time.  Any amendment may provide different benefits or amounts of benefits from those herein set forth.  However, no such termination, suspension or amendment or other action with respect to the Plan shall adversely affect the benefits of Participants which have accrued prior to such action, the benefits of any Participant who has previously retired, or the benefits of any Beneficiary of a Participant who has previously died.  Furthermore, no termination, suspension or amendment shall alter the applicability of the vesting schedule in Section 3.2 with respect to a Participant's accrued benefit at the time of such termination, suspension or amendment.

11.2     Change in Control.  Notwithstanding Section 11.1 above, during a Change in Control Period, neither the Board nor the Administrative Committee may terminate this Plan with regard to accrued benefits of current Participants.  No amendment may be made to the Plan during a Change in Control Period which would adversely affect the accrued benefits of current Participants, the benefits of any Participant who has retired, or the Beneficiary of any Participant who has died.  The Plan shall continue to operate and be effective with regard to all current or retired Participants and their Beneficiaries during any Change in Control Period.

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ARTICLE XII

MISCELLANEOUS

12.1     Unfunded Plan.  This Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

12.2     Unsecured General Creditor.  Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or asset of the Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by the Employer.  Except as may be provided in Section 12.3, such policies, annuity contracts or other assets of the Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligation of the Employer under this Plan.  Any and all of the Employer's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Employer.  The Employer's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

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12.3     Trust Fund.  The Employer shall be responsible for the payment of all benefits provided under the Plan.  At its discretion, the Employer may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits.  Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Employer's creditors.  To the extent any benefits provided under the Plan are actually paid from any such trust, the Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.

12.4     Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable.  No part of the amount payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of  Participant's or any other person's bankruptcy or insolvency.

12.5     Not a Contract of Employment.  The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant, and the Participant (or Participant's Beneficiary) shall have no rights against the Employer except as may otherwise be specifically provided herein.  Moreover, nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer or to interfere with the right of the Employer to discipline or discharge the Participant at any time.

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12.6     Governing Law.  The provisions of this Plan shall be construed, interpreted and governed in all respects in accordance with the applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Idaho without regard to the principles of conflicts of laws.

12.7     Validity.  If any provision of this Plan shall be held illegal or invalid for any reason, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

12.8     Notice.  Any notice or filing required or permitted to be given under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail or fax.  The notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

12.9     Successors.  Subject to Section 11.1, the provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns.  The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Employer, and successors of any such corporation or other business entity.

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